EXHIBIT 10
AMENDMENT TO THE
FIFTH THIRD BANCORP
1993 STOCK PURCHASE PLAN


     The FIFTH THIRD BANCORP 1993 STOCK PURCHASE PLAN (the "Plan") is hereby amended effective June 28, 1996, pursuant to the direction of the Board of Directors of Fifth Third Bancorp, as provided below.

     Section 2:  Eligibility shall be amended to read as follows:

     Any full-time or part-time Employee of the Company or any Subsidiary who is at least eighteen years of age is eligible to participate in the Plan. The Company's Directors and executive officers (as defined by the rules and regulations of the Securities and Exchange
     Commission) are not eligible to participate in the Plan.

Executed as of June 18, 1996       FIFTH THIRD BANCORP



                                   By:/s/ George A. Schaefer, Jr.
                                       George A. Schaefer, Jr.
                                       President and CEO